Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2014 Financial Results

•	Record quarterly revenue of $76.4 million, up 39% year-over-year

•	Record full year revenue of $263.6 million, up 42% year-over-year

•	Record quarterly bookings of $114.2 million, up 35% year-over-year[1]

•	Record annual bookings of $316.1 million, up 36% year-over-year[1]

•	Record quarterly user additions, ending the year with approximately 18.1 million users[2]

•	Record quarterly client additions, ending the year with over 2,100 clients[2]
SANTA MONICA, Calif. – February 11, 2015 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and year ended December 31, 2014.
Revenue for the fourth quarter of 2014 was $76.4 million, representing a 39% increase compared to the same period in 2013. Revenue for the full year of 2014 was $263.6 million, representing a 42% increase compared to the same period in 2013.
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $114.2 million for the fourth quarter of 2014, representing a 35% increase compared to the same period in 2013. 1 Bookings for the full year of 2014 were $316.1 million, representing a 36% increase compared to the same period in 2013. 1 Deferred revenue at December 31, 2014 was $191.3 million, representing a 38% increase compared to the balance at December 31, 2013.

“While 2014 certainly presented its challenges, our fourth quarter performance represented a strong finish to the year and we believe is indicative of the significant opportunity that lies ahead,” said Adam Miller, the Company’s President and CEO. “With the sales force changes fully behind us, the competitive environment in a further weakened state, and our continued commitment to product innovation, Cornerstone is well-positioned for a strong year in 2015.”
Gross profit for the fourth quarter of 2014 was $52.9 million, representing a 34% increase compared to the same period in 2013. Gross profit for the full year of 2014 was $185.9 million, representing a 41% increase compared to the same period in 2013.
Non-GAAP gross profit for the fourth quarter of 2014 was $55.8 million, representing a 38% increase compared to the same period in 2013.1 Non-GAAP gross profit for the full year of 2014 was $191.8 million, representing a 42% increase compared to the same period in 2013.1
The Company’s operating loss for the fourth quarter of 2014 was $(14.2) million, yielding an operating loss margin of (18.6)%, compared to an operating loss of $(7.8) million, yielding an operating loss margin of (14.3)%, for the fourth quarter of 2013. The Company’s operating loss for the full year of 2014 was $(49.9) million, yielding an operating loss margin of (18.9)%, compared to an operating loss of $(34.0) million, yielding an operating loss margin of (18.4)%, for the full year of 2013.
Non-GAAP operating loss for the fourth quarter of 2014 was $(2.0) million, yielding a non-GAAP operating loss margin of (2.6)%, compared to a non-GAAP operating loss of $(0.4) million, yielding a non-GAAP operating loss margin of (0.7)%, for the fourth quarter of 2013.1 Non-GAAP operating loss for the full year of 2014 was $(10.3) million, yielding a non-GAAP operating loss margin of (3.9)%, compared to a non-GAAP operating loss of $(9.6) million, yielding a non-GAAP operating loss margin of (5.2)%, for the full year of 2013.1
The Company’s net loss for the fourth quarter of 2014 was $(18.2) million, yielding a net loss margin of (23.8)%, or a $(0.34) net loss per share, compared to a net loss of $(10.8) million, yielding a net loss margin of (19.6)%, or a $(0.21) net loss per share, for the fourth quarter of 2013. The Company’s net loss for the full year of 2014 was $(64.9) million, yielding a net loss margin of (24.6)%, or a $(1.22) net loss per share, compare to a net loss of $(40.4) million, yielding a net loss margin of (21.8)%, or a $(0.79) net loss per share, for the full year of 2013.
Non-GAAP net loss for the fourth quarter of 2014 was $(3.9) million, yielding a non-GAAP net loss margin of (5.0)%, or a $(0.07) non-GAAP net loss per share, compared to a non-GAAP net loss of $(1.7) million, yielding a non-GAAP net loss margin of (3.1)%, or a $(0.03) non-GAAP net loss per share, for the fourth quarter of 2013.1 Non-GAAP net loss for the full year of 2014 was $(17.0) million, yielding a non-GAAP net loss margin of (6.4)%, or a $(0.32) non-GAAP net loss per share, compared to a non-GAAP net loss of $(12.5) million, yielding a non-GAAP net loss margin of (6.7)%, or a $(0.24) non-GAAP net loss per share, for the full year of 2013.1
For the full year of 2014, net cash provided by operating activities was $33.0 million as compared to $17.4 million for the same period in 2013. For the full year of 2014, non-GAAP net cash provided by operating activities was $33.3 million as compared to $20.6 million for the same period in 2013.1
At December 31, 2014, the Company’s total cash and cash equivalents were $166.6 million, investments were $120.0 million, and accounts receivable were $84.5 million, yielding a total of approximately $371.1 million.
The Company ended the quarter with approximately 18.1 million users, representing the addition of approximately 1.5 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP operating loss, non-GAAP operating loss margin, non-GAAP net loss, non-GAAP net loss margin, non-GAAP net loss per share, and non-GAAP net cash provided by operating activities are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2
Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition, formerly known as Cornerstone for Small Business.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its fourth quarter and fiscal year 2014 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 62167300. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on February 14, 2015 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 62167300.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leader in cloud-based applications for talent management. Our solutions help organizations recruit, train, manage and engage their employees, empowering their people and increasing workforce productivity. Based in Santa Monica, California, our solutions are used by over 2,100 clients worldwide, spanning approximately 18.1 million users across 191 countries and in 42 languages. For more information about Cornerstone OnDemand, Inc., visit www.csod.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release and the quarterly conference call referenced above contain forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, including the performance of our core business and emerging businesses, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; our ability to successfully integrate our operations with those of recently acquired Evolv Inc.; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014.
Additional Information
The Company is in the process of completing its analysis of its deferred tax balances, which include a full valuation allowance. Final GAAP financial statements and related footnotes with finalized deferred tax balances and disclosures will be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation and employer-related taxes, (iii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iv) non-GAAP net cash provided by operating activities, which excludes payment of acquisition related costs, payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (v) non-GAAP net cash provided by operating activities margin, which is defined as non-GAAP net cash provided by operating activities divided by non-GAAP revenue, (vi) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, acquisition related costs, accretion of debt discount and amortization of debt issuance costs, and other amortization costs, (vii) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (viii) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (ix) non-GAAP operating loss and non-GAAP operating loss margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, amortization of intangible assets and acquisition costs, and (x) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (xi) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$166,557	$109,583
Short-term investments	116,106	199,925
Accounts receivable, net	84,499	67,191
Deferred commissions	26,236	16,634
Prepaid expenses and other current assets	13,007	14,118
Total current assets	406,405	407,451

Capitalized software development costs, net	15,719	10,665
Property and equipment, net	21,424	14,436
Long-term investments	3,938	—
Intangible assets, net	27,282	4,632
Goodwill	25,894	8,193
Other assets, net	4,993	5,978
Total Assets	$505,655	$451,355

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$16,737	$10,037
Accrued expenses	29,476	22,288
Deferred revenue, current portion	180,598	135,322
Capital lease obligations, current portion	236	905
Debt, current portion	351	519
Other liabilities	3,052	4,203
Total current liabilities	230,450	173,274

Convertible notes, net	225,094	217,965
Other liabilities, non-current	3,871	3,111
Deferred revenue, net of current portion	10,738	3,500
Capital lease obligations, net of current portion	—	218
Debt, net of current portion	—	392
Total liabilities	470,153	398,460

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	336,692	289,307
Accumulated deficit	(301,366)	(236,467)
Accumulated other comprehensive income	171	50
Total stockholders’ equity	35,502	52,895
Total Liabilities and Stockholders’ Equity	$505,655	$451,355

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$76,373	$54,856	$263,568	$185,129
Cost of revenue [1,2]	23,497	15,488	77,684	53,548
Gross profit	52,876	39,368	185,884	131,581
Operating expenses:
Sales and marketing [1]	46,293	31,852	162,552	109,737
Research and development [1]	9,283	5,893	30,618	21,260
General and administrative [1]	11,317	9,215	41,802	33,572
Amortization of certain acquired intangible assets	153	251	828	1,004
Total operating expenses	67,046	47,211	235,800	165,573
Loss from operations	(14,170)	(7,843)	(49,916)	(33,992)
Other income (expense):
Interest income	133	205	720	357
Interest expense	(3,070)	(3,001)	(12,157)	(6,563)
Other, net	(735)	(213)	(2,691)	(356)
Other income (expense), net	(3,672)	(3,009)	(14,128)	(6,562)
Loss before income tax (provision) benefit	(17,842)	(10,852)	(64,044)	(40,554)
Income tax (provision) benefit	(324)	97	(855)	128
Net loss	$(18,166)	$(10,755)	$(64,899)	$(40,426)
Net loss per share, basic and diluted	$(0.34)	$(0.21)	$(1.22)	$(0.79)
Weighted average common shares outstanding, basic and diluted	53,660	52,185	53,267	51,427

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$707	$746	$2,749	$2,324
Sales and marketing	5,142	3,486	18,830	10,651
Research and development	1,056	702	3,612	2,129
General and administrative	2,350	1,936	9,165	6,905
Total	$9,255	$6,870	$34,356	$22,009

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cost of revenue	$1,767	$313	$2,703	$1,252

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(18,166)	$(10,755)	$(64,899)	$(40,426)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,255	2,703	15,086	9,700
Accretion of debt discount and amortization of debt issuance costs	2,107	2,006	8,274	4,273
Purchased investment premium, net of amortization	591	1,000	816	(2,031)
Unrealized foreign exchange loss (gain)	327	(133)	1,656	242
Stock-based compensation expense	9,176	6,577	33,680	20,840
Deferred income taxes	(7)	(515)	(7)	(865)
Changes in operating assets and liabilities:
Accounts receivable	2,246	(11,001)	(18,674)	(19,046)
Deferred commissions	(6,570)	(4,044)	(10,097)	(7,085)
Prepaid expenses and other assets	400	(1,808)	1,245	(6,057)
Accounts payable	2,525	2,071	4,562	5,082
Accrued expenses	6,321	4,520	6,446	6,828
Deferred revenue	39,552	28,668	55,216	45,230
Other liabilities	683	206	(295)	746
Net cash provided by operating activities	44,440	19,495	33,009	17,431
Cash flows from investing activities:
Purchases of investments	—	—	(124,191)	(203,959)
Maturities of investments	63,229	723	203,078	6,182
Purchases of property and equipment	(503)	(2,295)	(11,025)	(8,762)
Capitalized software costs	(2,529)	(1,919)	(9,529)	(6,906)
Cash paid for acquisition, net of cash acquired	(43,328)	—	(43,328)	—
Net cash provided by (used in) investing activities	16,869	(3,491)	15,005	(213,445)
Cash flows from financing activities:
Proceeds from the issuance of convertible notes, net	—	—	—	245,664
Payments for convertible note hedges	—	—	—	(49,537)
Proceeds from the issuance of warrants	—	—	—	23,225
Proceeds from issuance of debt	—	—	—	1,914
Repayment of debt	(134)	(137)	(559)	(4,038)
Principal payments under capital lease obligations	(185)	(358)	(886)	(1,747)
Proceeds from stock option and warrant exercises	2,564	4,209	12,285	13,447
Net cash provided by financing activities	2,245	3,714	10,840	228,928
Effect of exchange rate changes on cash and cash equivalents	(991)	224	(1,880)	227
Net increase in cash and cash equivalents	62,563	19,942	56,974	33,141
Cash and cash equivalents at beginning of period	103,994	89,641	109,583	76,442
Cash and cash equivalents at end of period	$166,557	$109,583	$166,557	$109,583

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING LOSS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$76,373	$54,856	$263,568	$185,129
Cost of revenue	23,497	15,488	77,684	53,548
Gross profit	$52,876	$39,368	$185,884	$131,581
Gross margin	69.2%	71.8%	70.5%	71.1%

Revenue	$76,373	$54,856	$263,568	$185,129
Adjustments to revenue [1,2]	455	—	455	169
Non-GAAP revenue	$76,828	$54,856	$264,023	$185,298

Cost of revenue	$23,497	$15,488	$77,684	$53,548
Adjustments to costs of revenue
Amortization of intangible assets	(1,767)	(313)	(2,703)	(1,252)
Stock based compensation and employer-related taxes	(707)	(746)	(2,749)	(2,324)
Total adjustments to cost of revenue	(2,474)	(1,059)	(5,452)	(3,576)
Non-GAAP costs of revenue	21,023	14,429	72,232	49,972
Non-GAAP gross profit	$55,805	$40,427	$191,791	$135,326
Non-GAAP gross margin	72.6%	73.7%	72.6%	73.0%

Loss from operations	$(14,170)	$(7,843)	$(49,916)	$(33,992)
Operating margin	(18.6)%	(14.3)%	(18.9)%	(18.4)%
Adjustments to loss from operations
Adjustments to revenue [1,2]	455	—	455	169
Stock-based compensation and employer-related taxes	9,255	6,870	34,356	22,009
Amortization of intangible assets	1,920	564	3,531	2,256
Acquisition costs [3]	566	—	1,297	—
Total adjustments to loss from operations	12,196	7,434	39,639	24,434
Non-GAAP operating loss	$(1,974)	$(409)	$(10,277)	$(9,558)
Non-GAAP operating loss margin	(2.6)%	(0.7)%	(3.9)%	(5.2)%

1
Due to purchase accounting rules, upon acquisition of Evolv Inc., Cornerstone recorded an adjustment of $1.9 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Evolv Inc. As a result of this adjustment, $0.5 million of revenue was not recognized during both the three months and year ended December 31, 2014. Therefore, revenue is adjusted by an increase of $0.5 million to arrive at non-GAAP revenue for both the three months and year ended December 31, 2014.

2
Due to purchase accounting rules, upon acquisition of Sonar Limited, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.2 million of revenue was not recognized during the year ended December 31, 2013. Therefore, revenue is adjusted by an increase of $0.2 million to arrive at non-GAAP revenue for the year ended December 31, 2013.

3	Costs related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net loss	$(18,166)	$(10,755)	$(64,899)	$(40,426)
Net loss margin	(23.8)%	(19.6)%	(24.6)%	(21.8)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	9,255	6,870	34,356	22,009
Acquisition related:
Adjustments to revenue [1]	455	—	455	169
Amortization of intangible assets	1,849	492	3,247	1,969
Adjustments for income tax provision (benefit) [2]	—	(391)	—	(742)
Acquisition costs [3]	566	—	1,297	—
Accretion of debt discount and amortization of debt issuance costs [4]	2,107	2,005	8,274	4,272
Other amortization costs	71	72	284	287
Total adjustments to net loss	14,303	9,048	47,913	27,964
Non-GAAP net loss	$(3,863)	$(1,707)	$(16,986)	$(12,462)
Non-GAAP net loss margin	(5.0)%	(3.1)%	(6.4)%	(6.7)%
Weighted-average common shares outstanding, basic and diluted	53,660	52,185	53,267	51,427
Non-GAAP net loss per share	$(0.07)	$(0.03)	$(0.32)	$(0.24)

1
As of December 31, 2014, approximately $0.5 million in estimated revenue was not recognized during both the three months and year ended December 31, 2014, respectively, and $0.2 million for the year ended December 31, 2013, due to purchase accounting rules.

2	Income tax effects related to acquisition related adjustments for Sonar Limited.
3	Costs related to acquisition of Evolv Inc.
4
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2014

Revenue		$76,373
Deferred revenue at September 30, 2014	$153,467
Deferred revenue at December 31, 2014	191,336
Change in deferred revenue	37,869	37,869
Bookings		$114,242

	Deferred Revenue Balance	Three Months Ended December 31, 2013

Revenue		$54,856
Deferred revenue at September 30, 2013	$109,212
Deferred revenue at December 31, 2013	138,822
Change in deferred revenue	29,610	29,610
Bookings		$84,466

Percentage period-over-period increase in bookings for the three months ended December 31, 2014		35%

	Deferred Revenue Balance	Year Ended December 31, 2014

Revenue		$263,568
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at December 31, 2014	191,336
Change in deferred revenue	52,514	52,514
Bookings		$316,082

	Deferred Revenue Balance	Year Ended December 31, 2013

Revenue		$185,129
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at December 31, 2013	138,822
Change in deferred revenue	46,570	46,570
Bookings		$231,699

Percentage period-over-period increase in bookings for the year ended December 31, 2014		36%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES AND NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$44,440	$19,495	$33,009	$17,431
Net cash provided by operating activities margin	58.2%	35.5%	12.5%	9.4%
Payment of acquisition related costs [1]	431	—	444	—
Payment of employer related taxes from stock-based compensation	79	293	676	1,169
Purchased investment premium, net of amortization	(591)	(1,000)	(816)	2,031
Non-GAAP net cash provided by operating activities	$44,359	$18,788	$33,313	$20,631
Non-GAAP net cash provided by operating activities margin	57.7%	34.2%	12.6%	11.1%

1	Costs paid during the three months and year ended December 31, 2014, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand